Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Bank of the Ozarks, Inc. on Form S-4, of our report dated February 12, 2013, relating to the consolidated financial statements of The First National Bank of Shelby and Subsidiary as of December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                                                                 /s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 26, 2013